EXHIBIT 5.1
                                                                     ___________


              [Sheppard, Mullin, Richter & Hampton LLP Letterhead]



April 18, 2003



STAAR Surgical Company
1911 Walker Avenue
Monrovia, California 91016


                  Re:  Registration Statement on Form S-8
                       __________________________________

Ladies and Gentlemen:

         We have acted as special counsel to STAAR Surgical Company, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 2,140,261 shares of the Company's common stock reserved for issuance under the 1998 STAAR Surgical Company Stock Plan, as amended (the "Plan").

         This opinion is being furnished in accordance with the  requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company with respect to the establishment and amendment of the Plan. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. As to matters of fact, we are relying on certificates of certain officers of the Company and upon certificates of government officials, all without independent verification.

         Based on such review, we are of the opinion that, if, as and when the shares of the Company's common stock are issued and sold (and the consideration therefor received) pursuant to the provisions of the Plan and stock award agreements duly authorized under the Plan, and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by

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April 18, 2003
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implication or otherwise,  as to any other matters relating to the Company,  the
Plan, or the shares of the Company's common stock issuable under the Plan.


                                      Respectfully submitted,


                                      /s/ Sheppard Mullin Richter & Hampton LLP
                                      _________________________________________
                                      Sheppard Mullin Richter & Hampton LLP